The Gabelli Convertible and Income Securities Fund Inc. N-2/A

Exhibit (s)

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

GABELLI CONVERTIBLE & INCOME SECURITIES FUND INC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Carry Forward Securities
Carry Forward Securities	Equity	Common Shares(2)	Rule 415(a)(6)			(1)			N-2	333-257573	August 13, 2021	(1)
Carry Forward Securities	Equity	Preferred Shares(2)	Rule 415(a)(6)			(1)			N-2	333-257573	August 13, 2021	(1)
Carry Forward Securities	Debt	Debt Securities (3)	Rule 415(a)(6)			(1)			N-2	333-257573	August 13, 2021	(1)
Carry Forward Securities	Other	Subscription Rights(4)	Rule 415(a)(6)			(1)			N-2	333-257573	August 13, 2021	(1)
Carry Forward Securities	Other	Unallocated (Universal) Shelf	Rule 415(a)(6)			$125,000,000(1)(5)			N-2	333-257573	August 13, 2021	$13,637.50
Total Offering Amounts						$125,000,000(5)		—
Total Fees Previously Paid								—
Total Fee Offsets								—
Net Fee Due								$0
(1)	Included as part of Unallocated (Universal) Shelf. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the Registrant is carrying forward $125,000,000 aggregate principal offering price of unsold securities (the “Unsold Securities”) that were previously registered for sale under a Registration Statement on Form N-2 (File No. 333-257573) initially filed on June 30, 2021, as amended on August 11, 2021, declared effective on August 13, 2021, and further amended on August 25, 2022 and March 16, 2023 (the “Prior Registration Statement”). The Registrant previously paid filing fees in the aggregate of $13,637.50 relating to the securities registered on the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Securities will continue to be applied to such Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(2)	There is being registered hereunder an indeterminate number of common shares and preferred shares as may be sold, from time to time.
(3)	There is being registered hereunder an indeterminate principal amount of debt securities as may be sold, from time to time. Debt securities may be issued at an original issue discount or at a premium.
(4)	There is being registered hereunder an indeterminate number of subscription rights as may be sold, from time to time, representing rights to purchase common shares and/or preferred shares.
(5)	Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering pursuant to this prospectus with a value exceeding more than one-third of our “Public Float” (the market value of our common stock held by our non-affiliates) in any 12-months period so long as our Public Float remains below $75,000,000.